                  INVESTMENT MANAGEMENT AND SERVICES AGREEMENT

This  Agreement,  made and  entered  into this 27th day of  January,  2000,  and amended and restated  effective as of the 1st day of May,  2002,  by and between
SECURITY  EQUITY  FUND,  a Kansas  corporation  (hereinafter  referred to as the
"Fund"),  and  SECURITY  MANAGEMENT  COMPANY,  LLC, a Kansas  limited  liability company (hereinafter referred to as "SMC");

WITNESSETH:

WHEREAS, the Fund is engaged in business as an open-end,  management  investment company registered under the Investment Company Act of 1940 ("1940 Act"); and

WHEREAS,  SMC is willing to provide  investment  research  and  advice,  general administrative,  fund  accounting,  transfer  agency,  and  dividend  disbursing services to the Fund on the terms and  conditions  hereinafter  set forth and to arrange for the  provision  of all other  services  (except  for those  services specifically  excluded  in  this  Agreement)  required  by the  Fund,  including custodial, legal, auditing and printing;

NOW,  THEREFORE,  in  consideration  of the premises and mutual  agreements made herein, the parties agree as follows:

 1.  EMPLOYMENT  OF SMC.  The Fund hereby  employs SMC to (a) act as  investment adviser  to the Fund with  respect to the  investment  of its assets and to supervise  and arrange for the purchase of  securities  of the Fund and the sales of securities  held in the portfolio of the Fund,  subject  always to the  supervision of the Board of Directors of the Fund (or a duly appointed committee thereof), during the period and upon and subject to the terms and
     conditions   described   herein;   (b)  provide   the  Fund  with   general
     administrative,  fund accounting,  transfer agency, and dividend disbursing services  described and set forth in Schedule A attached  hereto and made a part of this Agreement by reference;  and (c) arrange for, and monitor, the provision to the Fund of all other services required by the Fund, including but not limited to  services of  independent  accountants,  legal  counsel, custodial services and printing. SMC may, in accordance with all applicable legal  requirements,  engage the  services  of other  persons or  entities, regardless  of any  affiliation  with SMC, to provide  services to the Fund under  this  Agreement.  The Fund  shall  bear the  expense  of such  other services  and all other  expenses  of the  Fund.  SMC  agrees  to  maintain sufficient  trained  personnel  and  equipment  and supplies to perform its responsibilities  under this  Agreement and in conformity  with the current
     Prospectus of the Fund and such other  reasonable  standards of performance as the Fund may from time to time specify and shall use reasonable  care in selecting and  monitoring the  performance  of third  parties,  who perform services for the Fund.  SMC shall not  guarantee  the  performance  of such persons.

     SMC hereby  accepts  such  employment  and agrees to perform  the  services required by this Agreement for the compensation herein provided.

 2.  ALLOCATION OF EXPENSES AND CHARGES.

     (a)  EXPENSES OF SMC.  SMC shall pay all  expenses in  connection  with the performance of its services under this  Agreement,  except as provided otherwise herein.

     (b)  EXPENSES  OF THE FUND.  Anything  in this  Agreement  to the  contrary notwithstanding,  the Fund shall pay or reimburse  SMC for the payment of the following  described expenses of the Fund whether or not billed to the Fund, SMC or any related entity:

            (i)  brokerage fees and commissions;

           (ii)  taxes;

          (iii)  interest expenses;

           (iv)  any  extraordinary  expenses approved by the Board of Directors of the Fund; and

            (v)  distribution fees paid under the Fund's Class A, Class B, Class
                 C and Class S Distribution Plans;

          and, in addition to those expenses set forth above, the Fund shall pay all of its  expenses  whether  or not  billed to the Fund,  SMC or any related entity, including, but not limited to the following:  Board of
          Directors' fees; legal,  auditing and accounting  expenses;  insurance premiums;  broker's  commissions;  taxes and governmental fees and any membership dues; fees of custodian;  expenses of obtaining  quotations on the Fund's  portfolio  securities and pricing of the Fund's shares;
          costs and expenses in connection  with the  registration of the Fund's capital stock under the  Securities Act of 1933 and  qualification  of the Fund's  capital  stock under the Blue Sky laws of the states where such stock is  offered;  costs and  expenses  in  connection  with the registration of the Fund under the 1940 Act and all periodic and other reports  required  thereunder;  expenses of  preparing,  printing  and distributing reports,  proxy statements,  prospectuses,  statements of additional  information,  notices and  distributions  to stockholders;
          costs of stockholder and other  meetings;  and expenses of maintaining the Fund's corporate existence.

     (c)  EXPENSE  CAP.  For each of the  Fund's  full  fiscal  years  that this
          Agreement  remains in force,  SMC agrees that if total annual expenses of each Series of the Fund  identified  below,  exclusive of interest, taxes, extraordinary expenses (such as litigation), brokerage fees and commissions,  and 12b-1  fees paid  under a Fund's  Class A,  Class B,
          Class  C or  Class  S  Distribution  Plans,  but  inclusive  of  SMC's compensation,  exceeds the amount set forth below (the "Expense Cap"),
          SMC shall  contribute  to such Series such funds or waive such portion of its fee,  adjusted  monthly,  as may be required to insure that the total annual  expenses of the Series shall not exceed the Expense Cap.
          If this  Agreement  shall be effective for only a portion of a Series'
          fiscal year,  then the maximum  annual  expenses shall be prorated for such portion.

                                   EXPENSE CAP

            International Series, Class A, B, C and S shares - 2.25%
            Enhanced Index Series, Class A, B, C and S shares - 1.75%
            Select 25 Series, Class A, B, C and S shares - 1.75%

 3.  COMPENSATION OF SMC.

     (a)  As compensation for the investment advisory services to be rendered by
          SMC to Global Series,  Social Awareness Series,  Mid Cap Value Series,
          Small Cap  Growth  Series,  Large Cap  Growth  Series  and  Technology
          Series, for each of the years this Agreement is in effect, each of the foregoing  Series  shall pay SMC an  annual  fee equal to 1.00% of its respective  average  daily net  assets.  Such fee shall be  calculated daily and payable monthly. As compensation for the investment advisory services to be rendered by SMC to International Series for each of the years this Agreement is in effect, the International  Series shall pay
          SMC an annual fee equal to 1.10% of its average daily net assets. Such fee shall be calculated daily and payable monthly. As compensation for the  investment  advisory  services  to be  rendered  by SMC to Equity
          Series,  Total  Return  Series,  Enhanced  Index  Series and Select 25
          Series for each of the years this Agreement is in effect,  each of the foregoing  Series  shall pay SMC an  annual  fee equal to 0.75% of its respective  average  daily net  assets.  Such fee shall be  calculated daily and payable  monthly.  As  compensation  for the  administrative services to be rendered by SMC to Global, International and Technology
          Series, each of the foregoing Series shall pay SMC an annual fee equal to 0.045% of its average  daily net assets,  plus the greater of 0.10%
          of its  average  daily net  assets  or  $60,000.  Such  fees  shall be
          calculated  daily  and  payable  monthly.   As  compensation  for  the
          administrative  services  to be  rendered  by SMC to each of the other
          Series of the Fund, each such Series shall pay SMC an annual fee equal to  0.09%  of its  average  daily  net  assets.  Such  fees  shall  be calculated  daily and  payable  monthly.  If this  Agreement  shall be effective for only a portion of a year,  then SMC's  compensation  for said year shall be prorated  for such  portion.  For  purposes of this
          Section  3,  the  value  of the net  assets  of each  Series  shall be computed  in the same  manner  at the end of the  business  day as the
          value  of  such  net  assets  is  computed  in  connection   with  the
          determination of the net asset value of the Fund's shares as described in the Fund's prospectus.

          For  transfer  agency  services  provided by SMC to each Series of the
          Fund, each Series shall pay a Maintenance Fee of $8.00 per account,  a
          Transaction  Fee of $1.00 per  transaction  per account and a Dividend
          Fee of $1.00 per dividend per account.  For the purpose of calculating the  Maintenance,  Transaction  and Dividend  Fees  applicable to each
          Series, SMC may count as a shareholder  account each person that holds a  beneficial  interest  in an  omnibus  account  maintained  on SMC's transfer agency system by a third-party administrator,  broker/dealer, bank,  insurance company or other entity;  provided that SMC is paying such third-party administrator, broker/dealer, bank, insurance company or other entity sub-administrative, sub-accounting and/or sub-transfer agency fees for keeping individual  shareholder  records in connection with an investment in the Fund.

     (b)  For each of the Fund's fiscal years this  Agreement  remains in force,
          SMC agrees  that if total  annual  expenses of any Series of the Fund, exclusive  of  interest  and taxes,  extraordinary  expenses  (such as litigation) and distribution fees paid under the Fund's Class A, Class
          B, Class C and Class S  Distribution  Plans,  but  inclusive  of SMC's
          compensation,   exceed  any  expense   limitation   imposed  by  state
          securities  law or  regulation  in any  state in which  shares of such
          Series of the Fund are then  qualified for sale,  as such  regulations may be amended from time to time,  SMC will  contribute to such Series such funds or waive such portion of its fee, adjusted monthly,  as may be requisite to insure that such annual  expenses  will not exceed any such  limitation.  If this  Agreement  shall be  effective  for only a portion of any Series' fiscal year,  then the maximum annual  expenses shall be prorated for such  portion.  Brokerage  fees and  commissions incurred in connection  with the purchase or sale of any securities by a Series shall not be deemed to be expenses within the meaning of this paragraph (b).

 4.  INVESTMENT ADVISORY DUTIES.

     (a)  INVESTMENT   ADVICE.   SMC  shall  regularly  provide  the  Fund  with
          investment research,  advice and supervision,  continuously furnish an investment program,  recommend which securities shall be purchased and sold  and  what  portion  of the  assets  of the  Fund  shall  be held uninvested  and  arrange  for the  purchase  of  securities  and other investments  for  the  Fund  and  the  sale of  securities  and  other investments  held in the portfolio of the Fund. All investment  advice furnished  by SMC to the Fund under this  Section 4 shall at all times conform to any  requirements  imposed by the  provisions of the Fund's
          Articles of  Incorporation  and Bylaws,  the 1940 Act, the  Investment
          Advisors  Act of  1940  and  the  rules  and  regulations  promulgated thereunder,  and other applicable  provisions of law, and the terms of the  registration  statements of the Fund under the  Securities Act of
          1933 ("1933  Act")  and/or the 1940 Act, as may be  applicable  at the time,  all as from time to time  amended.  SMC shall advise and assist the  officers or other  agents of the Fund in taking such steps as are necessary or  appropriate  to carry out the  decisions of the Board of
          Directors of the Fund (and any duly appointed  committee thereof) with regard to the foregoing  matters and the general account of the Fund's business.

     (b)  SUBADVISERS.  Subject  to the  provisions  of the  1940  Act  and  any applicable  exemptions  thereto,  SMC is  authorized,  but is under no obligation,  to enter into sub-advisory  agreements (the "Sub-Advisory
          Agreements")  with one or more  subadvisers  (each a "Subadviser")  to provide  investment  advisory services to any series of the Fund. Each
          Subadviser shall have investment discretion with respect to the assets of the series assigned to that Subadviser by SMC.  Consistent with the provisions of the 1940 Act and any applicable  exemption thereto,  SMC
          may  enter  into   Sub-Advisory   Agreements  or  amend   Sub-Advisory
          Agreements  without the approval of the  shareholders  of the affected series.

     (c)  PORTFOLIO TRANSACTIONS AND BROKERAGE.

            (i)  Transactions in portfolio  securities shall be effected by SMC, through brokers or otherwise (including affiliated brokers), in the manner  permitted  in this  Section 4 and in such manner as
                 SMC shall  deem to be in the best  interests  of the Fund after consideration is given to all relevant factors.

           (ii)  In  reaching  a judgment  relative  to the  qualification  of a
                 broker  to  obtain   the  best   execution   of  a   particular
                 transaction, SMC may take into account all relevant factors and circumstances, including the size of any contemporaneous market in such  securities;  the  importance  to the Fund of speed and efficiency of execution;  whether the particular transaction is part of a larger intended  change of portfolio  position in the same  securities;  the execution  capabilities  required by the
                 circumstances  of  the  particular  transaction;   the  capital
                 required by the  transaction;  the overall capital  strength of the broker;  the broker's apparent  knowledge of or familiarity with sources from or to whom such  securities  may be purchased
                 or  sold;   as  well  as  the   efficiency,   reliability   and
                 confidentiality with which the broker has handled the execution of prior similar transactions.

          (iii)  Subject  to  any   statements   concerning  the  allocation  of
                 brokerage  contained in the Fund's  Prospectus  or Statement of
                 Additional  Information,   SMC  is  authorized  to  direct  the
                 execution of portfolio transactions for the Fund to brokers who furnish investment  information or research service to the SMC.
                 Such  allocations  shall be in such amounts and  proportions as
                 SMC may determine.  If the  transaction is directed to a broker
                 providing   brokerage   and  research   services  to  SMC,  the
                 commission  paid for such  transaction  may be in excess of the commission another broker would have charged for effecting that transaction,  if SMC shall have  determined  in good faith that the  commission  is  reasonable in relation to the value of the brokerage and research  services  provided,  viewed in terms of
                 either   that    particular    transaction   or   the   overall
                 responsibilities  of SMC with  respect  to all  accounts  as to which it now or hereafter exercises investment discretion.  For purposes  of the  immediately  preceding  sentence,  "providing
                 brokerage  and  research   services"  shall  have  the  meaning
                 generally  given  such  terms or similar  terms  under  Section
                 28(e)(3) of the Securities Exchange Act of 1934, as amended.

           (iv)  In  the  selection  of  a  broker  for  the  execution  of  any transaction not subject to fixed  commission  rates,  SMC shall have no duty or obligation to seek advance  competitive bidding for  the  most  favorable  negotiated  commission  rate  to  be applicable to such transaction,  or to select any broker solely on the basis of its purported or "posted" commission rates.

            (v)  In connection with  transactions on markets other than national or regional securities  exchanges,  the Fund will deal directly with the selling  principal or market maker  without  incurring charges for the services of a broker on its behalf  unless,  in the best  judgment of SMC,  better  price or  execution  can be obtained by utilizing the services of a broker.

     (d)  LIMITATION  OF LIABILITY  OF SMC WITH RESPECT TO RENDERING  INVESTMENT
          ADVISORY  SERVICES.  So long as SMC shall give the Fund the benefit of its best judgment and effort in rendering investment advisory services hereunder,  SMC shall  not be liable  for any  errors of  judgment  or mistake of law, or for any loss sustained by reason of the adoption of any  investment  policy  or the  purchase,  sale or  retention  of any security  on its  recommendation  shall  have been  based upon its own investigation and research or upon  investigation and research made by any other  individual,  firm or  corporation,  if such  recommendation shall have been made and such other  individual,  firm or  corporation shall  have been  selected  with due care and in good  faith.  Nothing herein contained shall,  however,  be construed to protect SMC against any  liability  to the Fund or its  shareholders  by reason of willful misfeasance,  bad faith or gross  negligence in the performance of its duties or by reason of its reckless  disregard of its  obligations and duties  under this  Section 4. As used in this  Section 4, "SMC" shall include  directors,  officers  and  employees  of SMC,  as well as SMC itself.

 5.  ADMINISTRATIVE AND TRANSFER AGENCY SERVICES.

     (a)  RESPONSIBILITIES  OF SMC.  SMC  will  provide  the Fund  with  general
          administrative,   fund  accounting,   transfer  agency,  and  dividend
          disbursing  services  described  and set forth in  Schedule A attached hereto and made a part of this  Agreement by reference.  SMC agrees to maintain  sufficient  trained  personnel and equipment and supplies to perform such services in conformity with the current Prospectus of the
          Fund and such other  reasonable  standards of  performance as the Fund may from time to time specify,  and otherwise perform such services in an accurate, timely, and efficient manner.

     (b)  INSURANCE. The Fund and SMC agree to procure and maintain,  separately or as joint  insureds with  themselves,  their  directors,  employees, agents and others,  and other investment  companies for which SMC acts as  investment  adviser and  transfer  agent,  a policy or policies of insurance  against  loss arising  from  breaches of trust,  errors and omissions,  and a fidelity bond meeting the  requirements  of the 1940
          Act, in the amounts  and with such  deductibles  as may be agreed upon from time to time. SMC shall be solely  responsible for the payment of premiums due for such policies.

     (c)  REGISTRATION AND COMPLIANCE.

            (i)  SMC  represents  that as of the  date of this  Agreement  it is registered as a transfer agent with the Securities and Exchange
                 Commission ("SEC") pursuant to Subsection 17A of the Securities and  Exchange  Act  of  1934  and  the  rules  and  regulations thereunder, and agrees to maintain said registration and comply with all of the requirements of said Act, rules and regulations so long as this Agreement remains in force.

           (ii)  The Fund represents that it is a management  investment company registered with the SEC in accordance with the 1940 Act and the rules and  regulations  thereunder,  and authorized to sell its shares  pursuant  to said  Act,  the 1933 Act and the rules and regulations thereunder.

     (d)  LIABILITY AND INDEMNIFICATION WITH RESPECT TO RENDERING ADMINISTRATIVE
          AND  TRANSFER  AGENCY  SERVICES.  SMC shall be liable  for any  actual losses,  claims, damages or expenses (including any reasonable counsel
          fees  and   expenses)   resulting   from  SMC's  bad  faith,   willful
          misfeasance,   reckless  disregard  of  its  obligations  and  duties,
          negligence or failure to properly perform any of its  responsibilities or duties  under this  Section 5. SMC shall not be liable and shall be indemnified  and held harmless by the Fund,  for any claim,  demand or action brought against it arising out of or in connection with:

            (i)  The bad faith, willful  misfeasance,  reckless disregard of its duties or  negligence by the Board of Directors of the Fund, or
                 SMC's  acting upon any  instructions  properly  executed or and authorized by the Board of Directors of the Fund;

           (ii)  SMC acting in reliance upon advice given by independent counsel retained by the Board of Directors of the Fund.

          In the  event  that  SMC  requests  the Fund to  indemnify  or hold it harmless hereunder,  SMC shall use its best efforts to inform the Fund of the relevant facts concerning the matter in question. SMC shall use reasonable  care to identify and promptly  notify the Fund  concerning any matter which presents,  or appears likely to present,  a claim for indemnification against the Fund.

          The Fund shall have the  election of  defending  SMC against any claim which may be the subject of  indemnification  hereunder.  In the event the Fund so elects, it will so notify SMC and thereupon the Fund shall take over defenses of the claim,  and if so requested by the Fund, SMC shall incur no further legal or other claims related thereto for which it would be entitled to indemnity  hereunder provided,  however,  that nothing herein contained shall prevent SMC from retaining,  at its own expense,  counsel to defend any claim.  Except  with the Fund's  prior consent,  SMC  shall  in no  event  confess  any  claim  or  make  any compromise  in any matter in which the Fund will be asked to indemnify or hold SMC harmless hereunder.

          PUNITIVE  DAMAGES.  SMC shall not be liable to the Fund,  or any third party,  for punitive,  exemplary,  indirect,  special or consequential damages  (even  if SMC has been  advised  of the  possibility  of such damage) arising from its  obligations and the services  provided under this Section 5, including but not limited to loss of profits,  loss of use of the shareholder accounting system, cost of capital and expenses of substitute facilities, programs or services.

          FORCE   MAJEURE.   Anything  in  this   Section  5  to  the   contrary
          notwithstanding,  SMC  shall  not  be  liable  for  delays  or  errors occurring by reason of circumstances beyond its control, including but
          not  limited  to  acts  of  civil  or  military  authority,   national
          emergencies,  work stoppages,  fire, flood,  catastrophe,  earthquake, acts of God,  insurrection,  war, riot,  failure of  communication  or interruption.

     (e)  DELEGATION OF DUTIES. SMC may, at its discretion,  delegate, assign or subcontract any of the duties,  responsibilities and services governed by this agreement, to an affiliated company,  whether or not by formal
          written  agreement,   or  to  any  third  party,  provided  that  such
          arrangement  with a third  party  has been  approved  by the  Board of
          Directors  of  the  Fund.   SMC  shall,   however,   retain   ultimate
          responsibility  to  the  Fund  and  shall  implement  such  reasonable
          procedures   as  may  be  necessary  for  assuring  that  any  duties,
          responsibilities  or services so assigned,  subcontracted or delegated are  performed in  conformity  with the terms and  conditions  of this
          Agreement.

 6.  OTHER  ACTIVITIES NOT  RESTRICTED.  Nothing in this Agreement shall prevent
     SMC or any officer thereof from acting as investment adviser, administrator or transfer agent for any other person,  firm or corporation,  nor shall it in any  way  limit  or  restrict  SMC or  any of its  directors,  officers, stockholders or employees from buying,  selling,  or trading any securities for their own  accounts or for the  accounts of others for whom they may be acting;  provided,  however,  that SMC  expressly  represents  that it will undertake no  activities  which,  in its  judgment,  will conflict with the performance of its obligations to the Fund under this  Agreement.  The Fund acknowledges  that  SMC  acts  as  investment  adviser,  administrator  and transfer agent to other investment companies,  and it expressly consents to
     SMC  acting as such;  provided,  however,  that if in the  opinion  of SMC, particular securities are consistent with the investment objectives of, and desirable  purchases  or sales  for the  portfolios  of one or more of such other investment companies or series of such companies at approximately the same time, such purchases or sales will be made on a proportionate basis if feasible, and if not feasible, then on a rotating or other equitable basis.

 7.  AMENDMENT.  This  Agreement and the schedules  forming a part hereof may be amended at any time, without  shareholder  approval to the extent permitted by applicable law, by a writing signed by each of the parties  hereto.  Any change  in  the  Fund's  registration  statements  or  other  documents  of compliance or in the forms relating to any plan, program or service offered by its current Prospectus which would require a change in SMC's obligations
     hereunder  shall  be  subject  to  SMC's  approval,   which  shall  not  be
     unreasonably withheld.

 8.  DURATION  AND  TERMINATION  OF  AGREEMENT.   This  Agreement  shall  become
     effective on May 1, 2002,  provided that on or before that date it has been approved by the holders of a majority of the outstanding  voting securities of each series of the Fund.  This  Agreement  shall continue in force until
     May 1,  2004,  and  for  successive  12-month  periods  thereafter,  unless terminated,  provided each such  continuance  is  specifically  approved at least  annually  by (a) the  vote of a  majority  of the  entire  Board  of
     Directors of the Fund,  and the vote of a majority of the  directors of the
     Fund who are not parties to this  Agreement or interested  persons (as such terms are defined in the Investment  Company Act of 1940) of any such party cast in person at a meeting of such  directors  called  for the  purpose of voting upon such approval,  or (b) by the vote of the holders of a majority of the outstanding voting securities of each series of the Fund (as defined in the 1940 Act). In the event a majority of the outstanding  shares of one series vote for continuance of the Agreement, it will be continued for that series even though the  Agreement  is not  approved by either a majority of the outstanding  shares of any other series or by a majority of outstanding shares of the Fund.

     Upon this Agreement becoming effective,  any previous Agreement between the
     Fund and SMC  providing  for  investment  advisory,  administrative  and/or transfer agency  services shall  concurrently  terminate,  except that such termination  shall not affect any fees accrued and  guarantees  of expenses with respect to any period prior to termination.

     This  Agreement  may be terminated at any time as to any series of the Fund without payment of any penalty,  by the Fund upon the vote of a majority of the Fund's Board of Directors or, by a majority of the  outstanding  voting securities of the applicable series of the Fund, or by SMC, in each case on sixty (60) days' written notice to the other party.  This  Agreement  shall automatically  terminate  in the event of its  assignment  (as such term is defined in the 1940 Act).

 9.  SEVERABILITY. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under present or future laws effective during the term hereof,  then such clause or provision  shall be considered severed herefrom and the remainder of this Agreement shall continue in full force and effect.

10.  APPLICABLE  LAW.  This  Agreement  shall be  subject  to and  construed  in accordance with the laws of the State of Kansas.

IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed by their respective  officers thereto duly authorized on the day, month and year first above written.

                                                SECURITY EQUITY FUND

                                                By       JAMES R. SCHMANK
                                                   -----------------------------
                                                         James R. Schmank

                                                Title:  President

ATTEST:

AMY J. LEE
-----------------------------
Amy J. Lee
Secretary

                                                SECURITY MANAGEMENT COMPANY, LLC

                                                By       JAMES R. SCHMANK
                                                   -----------------------------
                                                         James R. Schmank

                                                Title:  President

ATTEST:

AMY J. LEE
-----------------------------
Amy J. Lee
Secretary

                                   SCHEDULE A
                  INVESTMENT MANAGEMENT AND SERVICES AGREEMENT

        SCHEDULE OF ADMINISTRATIVE AND FUND ACCOUNTING FACILITIES AND SERVICES

Security  Management  Company,  LLC  agrees to  provide  the Fund the  following administrative facilities and services.

 1.  FUND AND PORTFOLIO ACCOUNTING

     a.  Maintain Fund General Ledger and Journal.
     b.  Prepare and record disbursements for direct Fund expenses.
     c.  Prepare daily money transfers.
     d.  Reconcile all Fund bank and custodian accounts.
     e.  Assist Fund independent auditors as appropriate.
     f.  Prepare daily projection of available cash balances.
     g.  Record trading  activity for purposes of  determining  net asset values and daily dividend.
     h.  Prepare daily portfolio evaluation report to value portfolio securities and determine daily accrued income.
     i.  Determine the daily net asset value per share.
     j.  Determine the daily, monthly, quarterly,  semiannual or annual dividend per share.
     k.  Prepare monthly, quarterly, semiannual and annual financial statements.
     l.  Provide  financial  information  for  reports  to  the  Securities  and
         Exchange  Commission in compliance  with the provisions of the 1940 Act and the Securities Act of 1933,  the Internal  Revenue  Service and any
         other regulatory agencies as required.
     m.  Provide financial, yield, net asset value, etc. information to NASD and other survey and statistical agencies as instructed by the Fund.
     n.  Report to the Audit Committee of the Board of Directors.

 2.  LEGAL

     a.  Provide  registration and other  administrative  services  necessary to qualify  the  shares  of the  Fund  for  sale  in  those  jurisdictions determined from time to time by the Fund's Board of Directors (commonly known as "Blue Sky Registration").
     b.  Provide  registration  with and reports to the  Securities and Exchange
         Commission  in compliance  with the  provisions of the 1940 Act and the
         Securities Act of 1933.
     c.  Prepare  and  review  Fund   Prospectus  and  Statement  of  Additional
         Information.
     d.  Prepare  proxy  statements  and  oversee  proxy  tabulation  for annual meetings.
     e.  Prepare Board materials and maintain minutes of the Board meetings.
     f.  Draft,  review and  maintain  contractual  agreements  between Fund and
         Investment Adviser, Custodian, Distributor and Transfer Agent.
     g.  Oversee   printing   of  proxy   statements,   financial   reports   to
         shareholders, prospectuses and Statements of Additional Information.
     h.  Provide legal advice and oversight regarding shareholder  transactions, administrative services, compliance with contractual agreements and the provisions of the 1940 Act and the Securities Act of 1933.

           SCHEDULE OF SHARE TRANSFER AND DIVIDEND DISBURSING SERVICES

Security  Management  Company,  LLC  agrees to  provide  the Fund the  following transfer agency and dividend disbursing services.

 1.  Maintain shareholder accounts, including processing of new accounts.

 2.  Post address  changes and perform other file  maintenance  for  shareholder accounts.

 3.  Post all transactions to the shareholder file, including:

     a.  Direct purchases;
     b.  Wire order purchases;
     c.  Direct redemptions;
     d.  Wire order redemptions;
     e.  Draft redemptions;
     f.  Direct exchanges;
     g.  Transfers;
     h.  Certificate issuances; and
     i.  Certificate deposits.

 4.  Monitor fiduciary processing, insuring accuracy and deduction of fees.

 5.  Prepare daily  reconciliations of shareholder  processing to money movement instructions.

 6.  Handle bounced check  collections.  Immediately  liquidate shares purchased
     and  return  to  the  shareholder   the  check  and   confirmation  of  the
     transaction.

 7.  Issue all checks and stop and replace lost checks.

 8.  Draft clearing services.

     a.  Maintain signature cards and appropriate corporate resolutions.
     b.  Compare the  signature on the check to the  signatures on the signature card for the purpose of paying the face amount of the check only.
     c.  Receive  checks  presented  for  payment  and  liquidate  shares  after verifying account balance.
     d.  Order checks in quantity specified by the Fund for the shareholder.

 9.  Mail confirmations,  checks and/or certificates  resulting from transaction requests to shareholders.

10.  Perform all of the Fund's other mailings, including:

     a.  Dividend and capital gain distributions;
     b.  Semiannual and annual reports;
     c.  1099/year-end shareholder reporting;
     d.  Systematic withdrawal plan payments; and
     e.  Daily confirmations.

11.  Answer  all  service-related  telephone  inquiries  from  shareholders  and others, including:

     a.  General and policy inquiries (research and resolve problems);
     b.  Fund yield inquiries;
     c.  Shareholder  processing  requests  and account  maintenance  changes by telephone as described above;
     d.  Pending requests to correspondence;
     e.  On-line statistical performance of unit; and
     f.  Reports on telephone activity.

12.  Respond to written inquiries (research and resolve problems), including:

     a.  Initiate   shareholder   account    reconciliation    proceeding   when
         appropriate;
     b.  Notify shareholder of bounced investment checks;
     c.  Respond to financial institutions regarding verification of deposit;
     d.  Initiate proceedings regarding lost certificates;
     e.  Respond to complaints and log activities; and
     f.  Correspondence control.

13.  Maintain  and  retrieve all  required  past  history for  shareholders  and provide research capabilities as follows:

     a.  Monitor daily all processing activity to verify back-up documentation;
     b.  Provide exception reports;
     c.  Provide microfilming services; and
     d.  Provide storage, retrieval and archive services.

14.  Prepare materials for annual meetings.

     a.  Address and mail annual proxy and related material.
     b.  Prepare and submit to Fund an affidavit of mailing.
     c.  Furnish  certified  list of  shareholders  (hard copy or microfilm) and inspectors of elections.

15.  Report and remit as necessary for state escheatment requirements.

Approved: Fund   JAMES R. SCHMANK              SMC   JAMES R. SCHMANK
                 ---------------------------         ---------------------------
                 James R. Schmank                    James R. Schmank

                                  AMENDMENT TO
                  INVESTMENT MANAGEMENT AND SERVICES AGREEMENT

WHEREAS,  Security Equity Fund (the "Fund") and Security Management Company, LLC
("SMC,  LLC") are parties to an  Agreement,  made and entered  into  January 27,
2000,  and amended and restated  effective as of May 1, 2002 (the  "Agreement"), under which SMC, LLC agrees to provide investment  research and advice,  general
administrative,   fund  accounting,  transfer  agency  and  dividend  disbursing services to the Fund in return for the compensation specified in the Agreement;

WHEREAS,  on November 8, 2002, the Board of Directors of the Fund authorized the
Fund  to  offer  its  common  stock  in a new  series  designated  as the  Alpha
Opportunity Series, in addition to its presently offered series of common stock, with each series  representing  separate  interests  in a separate  portfolio of securities and other assets; and

WHEREAS,  on  November  8,  2002,  the Board of  Directors  of the Fund  further authorized  the Fund to offer  shares of the Alpha  Opportunity  Series in three classes, designated as Class A shares, Class B shares, and Class C shares; and

WHEREAS,  on May 2,  2003,  the  Board of  Directors  of the Fund  approved  the amendment of the  Agreement to provide  that SMC, LLC would  provide  investment advisory and business  management  services to each class of common stock of the
Alpha  Opportunity  Series of the Fund  under the  terms and  conditions  of the
Agreement;

NOW, THEREFORE,  IT IS BY THE PARTIES HERETO AGREED that the Agreement is hereby amended  effective  June 1, 2003,  to provide  that SMC,  LLC shall  provide all investment advisory services, general administrative,  fund accounting, transfer agency and dividend  disbursing  services to the Alpha Opportunity Series of the
Fund pursuant to the terms set forth in the Agreement, as follows:

Section 3 shall be deleted  in its  entirety  and the  following  new  Section 3 inserted in lieu thereof:

 3.  COMPENSATION OF SMC, LLC.

     (a)  As compensation for the investment advisory services to be rendered by
          SMC, LLC to Global  Series,  Social  Awareness  Series,  Mid Cap Value
          Series,   Small  Cap  Growth  Series,  Large  Cap  Growth  Series  and
          Technology  Series, for each of the years this Agreement is in effect, each of the foregoing Series shall pay SMC, LLC an annual fee equal to
          1.00% of its  respective  average daily net assets.  Such fee shall be
          calculated  daily  and  payable  monthly.   As  compensation  for  the
          investment   advisory   services  to  be  rendered  by  SMC,   LLC  to
          International  Series  for  each of the  years  this  Agreement  is in effect,  the  International  Series  shall pay SMC,  LLC an annual fee equal to 1.10% of its  average  daily  net  assets.  Such fee shall be
          calculated  daily  and  payable  monthly.   As  compensation  for  the
          investment  advisory  services to be  rendered  by SMC,  LLC to Equity
          Series,  Enhanced  Index  Series  and Select 25 Series for each of the years this Agreement is in effect,  each of the foregoing Series shall pay SMC,  LLC an annual fee equal to 0.75% of its  respective  average daily net  assets.  Such fee  shall be  calculated  daily and  payable monthly.  As compensation for the investment  advisory  services to be rendered by SMC, LLC to Alpha  Opportunity  Series,  Alpha Opportunity
          Series shall pay SMC, LLC a fee as  described in  paragraphs  3(c) and
          3(d) below.  As  compensation  for the  administrative  services to be rendered by SMC, LLC to Global,  International and Technology  Series,
          each of the foregoing Series shall pay SMC, LLC an annual fee equal to
          0.045% of its average  daily net assets,  plus the greater of 0.10% of its  average  daily net  assets  or  $60,000.00.  Such  fees  shall be
          calculated  daily  and  payable  monthly.   As  compensation  for  the
          administrative   services  to  be  rendered  by  SMC,   LLC  to  Alpha
          Opportunity Series, the Alpha Opportunity Series shall pay SMC, LLC an annual fee equal to 0.145% of its average daily net assets.  Such fees shall be calculated daily and payable monthly. As compensation for the administrative  services  to be  rendered  by SMC,  LLC to each of the other  Series of the  Fund,  each such  Series  shall pay SMC,  LLC an annual fee equal to 0.09% of its average  daily net assets.  Such fees shall be calculated daily and payable monthly. If this Agreement shall
          be  effective  for  only  a  portion  of  a  year,   then  SMC,  LLC's
          compensation  for said year shall be prorated  for such  portion.  For purposes of this Section 3, the value of the net assets of each Series shall be computed in the same manner at the end of the business day as the  value of such net  assets  is  computed  in  connection  with the determination of the net asset value of the Fund's shares as described in the Fund's prospectus.

          For transfer  agency  services  provided by SMC, LCC to each Series of the  Fund,  each  Series  shall  pay a  Maintenance  fee of $8.00  per account,  a Transaction Fee of $1.00 per transaction per account and a
          Dividend Fee of $1.00 per  dividend  per  account.  For the purpose of calculating the Maintenance,  Transaction and Dividend Fees applicable to each  Series,  SMC,  LLC may count as a  shareholder  account  each person  that  holds  a  beneficial  interest  in  an  omnibus  account maintained  on SMC,  LLC's  transfer  agency  system by a  third-party administrator, broker/dealer, bank, insurance company or other entity;
          provided  that SMC,  LLC is  paying  such  third-party  administrator,
          broker/dealer,    bank,    insurance    company   or   other    entity
          sub-administrative, sub-accounting and/or sub-transfer agency fees for
          keeping   individual   shareholder   records  in  connection  with  an
          investment in the Fund.

     (b)  For each of the Fund's fiscal years this  Agreement  remains in force,
          SMC,  LLC agrees  that if total  annual  expenses of any Series of the
          Fund, exclusive of interest and taxes, extraordinary expenses (such as litigation) and distribution fees paid under the Fund's Class A, Class
          B and  Class  C  Distribution  Plans,  but  inclusive  of  SMC,  LLC's
          compensation,   exceed  any  expense   limitation   imposed  by  state
          securities  law or  regulation  in any  state in which  shares of such
          Series of the Fund are then  qualified for sale,  as such  regulations may be amended  from time to time,  SMC, LLC will  contribute  to such
          Series such funds or waive such portion of its fee,  adjusted monthly, as may be  requisite  to insure  that such  annual  expenses  will not exceed any such  limitation.  If this Agreement shall be effective for only a portion of any Series'  fiscal  year,  then the maximum  annual expenses  shall be  prorated  for  such  portion.  Brokerage  fees and commissions  incurred in  connection  with the purchase or sale of any securities  by a Series shall not be deemed to be expenses  within the meaning of this paragraph (b).

     (c)  BASE FEE. As compensation for the investment  advisory  services to be rendered by SMC, LLC to Alpha Opportunity Series, the Series shall pay
          SMC, LLC at the end of each calendar month, an advisory fee (the "Base
          Fee") equal to 2.00%,  on an annual  basis,  of the Alpha  Opportunity
          Series' average daily net assets. The Base Fee shall be computed daily and paid  monthly.  If SMC, LLC shall serve for less than the whole of any calendar  month,  the Base Fee shall be  calculated  on a pro rata basis for the portion of the month for which it has served as adviser.
          During the first 12 months of  operations,  the fee will be charged at the Base Fee of 2.00% without any adjustment as discussed in paragraph
          (d) below.

     (d)  BASE FEE  ADJUSTMENT.  Beginning in the 13th month of operations,  the
          Base Fee of 2.00% will be  adjusted  upward or  downward  on a monthly basis  based  upon  the  performance  of the  Series  relative  to the performance of the S&P 500 Index (the "Index"). The maximum or minimum adjustment  is 0.75%  annually.  Therefore,  the  maximum  annual  fee payable to SMC,  LLC shall be 2.75% of the Series'  average  daily net assets,  and the  minimum  annual  fee  shall be 1.25% of the  Series'
          average daily net assets.  The pro rata adjustment  upward or downward will be determined based upon the performance of the Class A shares of the  Series in excess of, or below,  that of the Index.  The amount of any  upward  adjustment  in the  Base  Fee  shall  be  equal  to 0.75%
          multiplied  by the ratio of the number of  percentage  points by which the  performance of the Series exceeds the performance of the Index as compared to 15 percentage points.  For example,  if the performance of the Series  was 6.6% and that of the Index was 0%, the ratio  would be
          6.6 to 15, or 44%, times 0.75%, for an upward adjustment of 0.33%. The amount  of any  downward  adjustment  in the Base Fee will be equal to
          0.75%  multiplied by the ratio of the number of  percentage  points by which the  performance  of the Series is less than the  performance of the Index as compared to 15  percentage  points.  For example,  if the performance  of the Series was  --10.0%  and that of the Index was 0%, the ratio would be 10 to 15, or 66.66%,  times  0.75%,  for a downward adjustment of 0.50%.

          In determining the Base Fee adjustment,  if any, applicable during any month, SMC, LLC will compare the investment performance of the Class A shares of the Alpha  Opportunity  Series for the  twelve-month  period ending on the last day of the prior month (the  "Performance  Period")
          to the investment  record of the Index during the Performance  Period.
          The investment  performance of the Series will be determined by adding together  (i) the  change  in the net  asset  value  of Class A shares during the Performance  Period,  (ii) the value of cash  distributions made by the  Series to holders of its Class A shares to the end of the
          Performance Period, and (iii) the value of capital gains per share, if any, paid on undistributed realized long-term gains accumulated to the end of the Performance  Period,  and will be expressed as a percentage of the  net  asset  value  per  share  of the  Class A  shares  at the beginning of the Performance Period. The investment performance of the
          Index  will be  determined  by adding  together  (i) the change in the level of the Index during the Performance  Period, and (ii) the value, computed  consistently with the Index, of cash  distributions  made by companies whose securities  comprise the Index  accumulated to the end of the  Performance  Period,  and will be expressed as a percentage of the Index at the beginning of the Performance Period.

          After it determines any Base Fee  adjustment,  SMC, LLC will determine the dollar amount of additional  fees or fee  reductions to be accrued for each day of a month by multiplying  the Base Fee adjustment by the average daily net assets of the Class A shares of each Fund during the
          Performance Period and dividing that number by the number of months in the Performance  Period and then dividing that amount by the number of days in the current month. The Base Fee, as adjusted, is accrued daily and paid  monthly  and shall be  prorated  in any month for which this
          Agreement is not in effect for the entire month.

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Amendment to the
Investment Management and Services Agreement this ___ day of May, 2003.

                                              SECURITY EQUITY FUND

                                              By:
                                                  ------------------------------
                                                  James R. Schmank, President

ATTEST:

By:
    ------------------------------
    Amy J. Lee, Secretary

                                              SECURITY MANAGEMENT COMPANY, LLC

                                              By:
                                                  ------------------------------
                                                  James R. Schmank, President

ATTEST:

By:
    ------------------------------
    Amy J. Lee, Secretary